Exhibit 10.1
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                        AGREEMENT No. 498/59258053/00008
                        --------------------------------


Chisinau city                                                      July 10, 2004

     The Joint Venture "Lion Gri" Ltd., Republic of Moldova, hereinafter referred to as the Supplier, in the person of the Director Mr. Sonic Vladimir, acting on the basis of the Statute, on the one hand, and the Limited Liability Company "Torgoviy Dom "Rusimport" (Russian translation), Moscow, Russia, O7PH 1026602310899, NHH 6658151881, hereinafter referred to as the Buyer, in the person of Director General Borodko G.L., acting on the basis of the Statute, on the other hand, have concluded the present Agreement regarding the following:



Section 1. OBJECT OF THE CONTRACT
---------------------------------

     1.1. The Supplier undertakes the obligation to deliver on conditions FCA-Chisinau (FCA-Chisinau, Republic of Moldova), according to Buyer's orders, and the Buyer undertakes the obligation to receive and pay for the alcohol production according to the present Agreement of a total quantity of 30.000.000 (thirty millions) units of different volume, as well as attendant production, industrial goods, raw materials, equipment and other (hereinafter referred to as the Goods) according to the Appendices (Specifications) to the present Agreement which are its inalienable part
     1.2. The country of origin, the producer, range and positional prices of the Goods are indicated n the Specifications to the present Agreement, and the supplied quantity - in the invoices for every separate batch of Goods.



Section 2. GOODS' PRICE, TOTAL VALUE OF THE AGREEMENT.
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     2.1.  The  Goods'  prices  are  established  in US$ and are  understood  as
(according to Incoterms 2000) FCA-Chisinau (FCA-Chisinau, Republic of Moldova) and include, in addition to the immediate cost of the Goods, the following: - The cost of the packaging, marking, containers, loading; - The costs of drawing up of export documents; - Export taxes payment (customs duty, taxes and other).
     2.2. The total value of the present Agreement constitutes US$ 36 000 000 (thirty-six millions) (currency code 840).
     2.3. The Supplier may establish discounts to the price; their types, proportions and conditions of accordance shall be discussed in separate appendices to the present Agreement.



Section 3. CONDITIONS OF SETTLEMENTS.
-------------------------------------

     3.1. All settlements regarding the present Agreement are calculated and carried out in US$ (currency code 840 according to the Russian Currency Classifier).
     3.2. Payments on the present Agreement are carried out by the Buyer as follows:
     a week before the Goods' ready date for loading the Supplier writes out the invoice for the Goods prepared for dispatch. The Buyer during 3 (three) days from the moment of invoice drawing up pays the Supplier 40% of the invoice value. The remained part of the invoice is paid during 45 (forty-five) days from the moment of Goods' shipping (from the date of customs registration of Goods for export).
     3.3 Payments on present Agreement are effectuated by the Buyer for each separate delivery on basis of invoices by money transfer into Supplier's account according to art.3.2. of the present Agreement.

     3.4. Upon Parties' accord the form and conditions of payment may be changed, which shall be confirmed by signing a corresponding additional agreement.



Section 4. GOODS DELIVERY. OBLIGATIONS OF THE PARTIES.
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Obligations of the Supplier:
----------------------------

     4.1. The Goods' delivery is carried out on basis of orders. The Buyer places orders not later than 30 (thirty) days before the date of Goods' shipping. During three days a coordination and confirmation of the order are carried out. The coordinated and confirmed order is subject to changes only according to a written accord of the Parties. The Goods must be made ready for shipping by the Supplier by the date indicated in the order.
     4.2. The Buyer sends to the Supplier or to the person indicated by the Supplier the excise documentary stamps via courier mail or by special delivery. From the moment of documentary stamps receipt the Supplier or the person indicated by the Supplier bears full liability for breakage (according to provision rates of the State Customs Codex of the Russian Federation) and confirms their receipt in written to the Buyer. The Supplier carries out the marking in full conformity with the requirements of the Instruction of the State Customs Codex of the Russian Federation "Regarding the order of marking with documentary stamps of separate goods subject to excise-duty".
     4.3. The Supplier undertakes the obligation to return the damaged and unused documentary stamps during 10 (ten) days from the moment of Buyer's request.
     4.4. The Supplier shall supply the Goods whose quality and quantity characteristics correspond to the requirements of the manufacturing country, customer country and are coordinated with the Buyer, as well as to inform the Buyer about the transportation and storage temperature conditions that ensure full undamaged state of the Goods' quality.
     4.5. The Goods' packing shall ensure full integrity of Goods during the guarantee period:
     - during transportation with all means of transportation taking into consideration several reloadings on the way,
     - during proper and normal handling of the load the Supplier bears damages caused by the improper packaging and marking.
     4.6. In an effort to perform the timely execution of customs formalities by the Buyer, the Supplier during 2 (two) calendar days from the moment of Goods' shipping sends to the Buyer in writing (by fax) the following information: a copy of the invoice (bill), waybills (CMR, bills of lading)..
     4.7. The Supplier shall accompany each batch of Goods supplied according to the present Agreement with the following documents:
     - commercial invoice with indication for each position of number and series of documentary stamps attached to the shipped goods - not less than three original copies;
     - packing list;
     - waybill (CMR when shipped by motor transport or a similar document when delivered by other means of transport);
     - certificate of quality issued by the factory laboratory indicating the characteristics of the shipped products and bottling date - and original and 2 copies;
     - certificate of origin NO-1, issued by the authority OII of the Republic of Moldova - an original;
     - expertise act issued by the OII of the Republic of Moldova;
     - copies of documents for documentary stamps which are attached to the given batch of Goods (an application for purchase of documentary stamps, an annex to the application for purchase of documentary stamps, an importer's obligation on importation, an annex to the obligation, a ticket confirming the receipt of the documentary stamps).





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Obligations of the Buyer:
-------------------------

     4.8. To provide the Supplier with documentary stamps. The documentary stamps delivery shall be carried out not later than 10 days before the moment of Goods' delivery.
     4.9. To pay for the Goods according to art. 3 of the present Agreement.
     4.10. To receive, on own risk and expense, the necessary licenses and/or other permissions from the state authorities needed for Goods' import on the customs territory of Russian Federation and also other formalities, necessary for the importation of the Goods on the customs territory of the Russian Federation and their release into free circulation.
     4.11. To bear all costs connected to the Goods, from the moment of Goods' receipt into own disposal.
     4.12. In the period after the Goods' placement in the temporary storage warehouse to ensure the recommended by the Supplier the temperature conditions, as well as the transportation and storage temperature conditions for the Goods. In case of breach of the mentioned temperature conditions, the responsibility for the quality of Goods is laid on the Buyer.



Section 5.  APPEARANCE OF BUYER'S RIGHT OF OWNERSHIP OVER THE BATCH OF DELIVERED
--------------------------------------------------------------------------------
GOODS
-----

     5.1. For the purposes of the present Agreement the Parties have determined that the right of ownership over each batch of delivered Goods that makes the object of the Agreement is passed on to the Buyer according to Incoterms 2000.



Section 6. QUALITY AND APPEARANCE OF THE GOODS
----------------------------------------------

     6.1. The quality of the Goods delivered according to the present Agreement shall correspond to technical conditions and standards of the manufacturing countries or to the samples and technical requirements coordinated and confirmed by both Parties.
     6.2. The Goods delivered according to the present Agreement shall be provided with information in Russian, containing the denomination of the Goods, name of the manufacturer, registered address and country of Goods' origin, capacity of consumer package (in liters), denomination of basic ingredients that influence the taste and aroma, sugars concentration (except dry wines, cognacs, brandies, calvados; for sparkling wines - denomination according to sugar content: brut, dry, semidry, semisweet, sweet), content of substances harmful for health, contra-indications, production date and best before date (for vintage and collection wines - crop year; for sparkling wines obtained in bottles - date of registration; for cognacs with special denominations and vintage cognacs - average age of cognac spirits), special storage conditions, if required, information regarding certification and notation of the normative or technical document according to which the Goods were produced and can be identified with.
     6.3. The text on the label (counter-label) of each unit of the Goods is coordinated and approved by the Parties and must correspond to the requirements of the legislation in force of the Republic of Moldova and Russian Federation.
     6.4. The Alcohol production (except for the beer) must be marked with documentary stamps according to the requirements of the State Customs Codex of Russian Federation. The Buyer shall send to the Supplier in advance the documentary stamps or upon Supplier's request, send them to the consignors of Goods.




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





Section 7.  CONDITIONS  OF GOODS'  RECEIPT  ACCORDING  TO QUALITY AND  QUANTITY,
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CLAIMS
------

     7.1. Goods' acceptance is carried out in Supplier's warehouse by the authorized representatives of both Parties:
     - according to quantity - as per quantity of places and weight, indicated in accopmpanying documents and invoice:
     - according to quality - as per the conformity of the Goods to legislative acts, standards, technical conditions in force in Republic of Moldova, as well as to the legislative acts, state standards and technical conditions in force in Russian Federation.
     7.2. The Buyer may present claims including on the Goods' quality (including claims concerning the organoleptics, admixtures and other) until the moment of expiration of guarantee period during 6 (six) months from the bottling date.
     The Supplier guarantees the delivery of Goods with a bottling date that is not earlier than 1 (one) month before shipping date. The shipment of Goods with a bottling date earlier than 1 (one) month before shipping is possible only according to Buyer's written consent
     In case of appearance of points at issue over the quality of sold goods on which the claim is presented, the Goods shall be placed in Buyer's warehouse separately from other Goods. The Supplier is entitled to verify and examine during 30 days the validity of the claims by inspecting the claimed goods in Buyer's warehouse.
     7.3. The Buyer may refuse the Goods' acceptance on provided that the fact of quality non-correspondence of the delivered Goods is noted in a commercial act of an arbitrary form and is confirmed by a conclusion of the arbitration laboratory of the Institute of brewing, non-alcohol and winemaking industry (Russian Federation, Moscow, 7 Rossolimo str.). In this case the Goods are placed under Customs Warehouse regime.
     7.4. In case when the Supplier does not agree with the results of the aforesaid expertise, an independent control laboratory carries out a final expertise of the Goods' quality. Payment for the expertise, as well as for all expenses connected to the Goods' delay and their storage in the Customs Warehouse is made by the Party at fault.
     7.5. In case of appearance upon Goods' acceptance of Goods' deficit or lack of quality correspondence the Buyer draws up an act, and the Supplier shall supply the missing Goods or replace the low-quality Goods and shall compensate the Buyer his direct expenses connected to the deficit or defective goods.



Section 8. RESPONSIBILITY OF THE PARTIES
----------------------------------------

     8.1. In case of breach by the Supplier of delivery date for the batch of goods indicated in art.4.1. more than 7 (seven) business days, the Buyer is entitled to impose a penalty of 0,05% from the cost of the batch of Goods for each day of delay. The Supplier does not bear responsibility for delays in Goods' delivery if such delivery is caused by the delay in arrival of the documentary stamps.
     8.2. The Supplier bears responsibility for the documentary stamps received from the Buyer according to the present Agreement in amount of full Buyer's responsibility for these documentary stamps as per the State Customs Codex of the Russian Federation.
     8.3. In case of Buyer's breach of payment terms more than 7 (seven) business days, the Supplier is entitled to impose a penalty in amount of 0,05% from the cost of the batch of Goods delivered to the Buyer for each day of payment delay.
     8.4. The obligation of the Party at fault for payment of penalties and fines indicated in Section 8 appears upon claim presentation in writing.



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





Section 9. FORCE MAJEURE.
-------------------------

     9.1. The Parties are exempted from liability for partial or full non-execution of obligations under present Agreement if this non-execution was the result of circumstances caused by the action of a force majeure, appeared after the conclusion of the Agreement as a result of extraordinary events which the corresponding contracting Party could neither foresee nor prevent by reasonable measures. These extraordinary events comprise: floods, earthquake, storm, floor convergence, epidemics and other Acts of God; war, military operations, introduction of state of emergency on the corresponding territory, changes in legislation or in other normative acts which regulate the essential conditions of the present Agreement, other events of unpredictable nature which can neither be foreseen nor prevented (or which can be foreseen but cannot be prevented) at the present level of human knowledge and possibilities. If any of the aforesaid circumstances did directly influence the execution of the obligations in terms indicated in the Agreement then this term is proportionally postponed for the time of action of the corresponding circumstance.
     9.2. The Party that encountered the impossibility to execute the obligations shall immediately inform in writing the other Party regarding the beginning, probable period of action and termination of the aforesaid circumstances. The facts presented in the notification shall be confirmed by the Chamber of Commerce and Industry or by another competent authority of the corresponding country. Failure to notify during 15 (fifteen) days from the moment of force-majeure circumstances appearance does deprive the Parties of the right to refer to any of the above circumstances as to grounds that may exempt from liability for the non-execution of the obligations.
     9.3. If the possibility of full or partial non-execution shall have an effect for over two months, the parties may partially or fully dissolve the present Agreement.



Section 10. ARBITRATION AND APPLICABLE LAW
------------------------------------------

     10.1. If the Parties shall encounter disputes and controversies under the present Agreement or in connection to it the Parties shall perform all necessary actions in order to settle the mentioned disputes and controversies by way of negotiations. If the Parties do not come to an accord during 10 (ten) days, all Parties' disputes regarding the modification and cancellation of the present Agreement shall be examined by the arbitration court at the location of the plaintiff. The decisions of the Arbitration court are obligatory for both Parties. .



Section 11. FINAL PROVISIONS
----------------------------

     11.1. The Agreement comes into force from the moment of its signing by the Parties and is valid until December 31, 2007. The Agreement may be extended upon Parties' additional written agreement.
     11.2. From the moment of signing of the present Agreement all previous negotiations and correspondence of the Parties regarding the object of the Agreement do not have legal force and are understood in the aforementioned wording.
     11.3. None of the Parties is entitled to pass its obligations under the present Agreement to third parties without the written consent of the other Party.
     11.4. The Agreement can be cancelled according to a mutual written agreement of the Parties or in case of non-execution or improper execution by the Parties of their obligations relative to each other under the present Agreement or in case of appearance of force-majeure circumstances. In other cases the Agreement is terminated upon execution by the Parties of all their obligations under the present Agreement. Any Party is entitled to demand registration of execution of contractual obligations with Minutes signed by the authorized representatives of the Parties. In case if one of the Parties does not execute or does not properly execute its obligations assumed towards the other Party under the present Agreement the latter is entitled to cancel the


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





Agreement on these grounds, notifying preliminarily in writing the Party at fault about the presumed cancellation, and shall grant a period of time for the execution of the non-executed/reparation of the improperly executed obligation which cannot be less than 15 (fifteen) calendar days and not longer than 45 (forty-five) calendar days from the moment of sending to the Party at fault of such notification. In case if the Party at fault does execute the obligations which non-execution/improper execution served as reason for the cancellation of the Agreement, the Agreement continues to remain in force if the Parties did not agree otherwise.
     11.5. A Party shall immediately notify the other Party regarding any changes in its postal and registered address and bank details. Before receiving of such notification all payments and messages sent by the mentioned Party according to the conditions of the present Agreement to the previous address and bank details are considered properly sent and received.
     11.6.  The  present  Agreement  is  concluded,  subject  to  execution  and interpretation in compliance with the legislation of Russian Federation and Republic of Moldova. The matters that are not controlled by the present Agreement the Parties settle in conformity with the legislation of Russian Federation or Republic of Moldova.
     11.8. The denominations of sections of the present Agreement are used only for the purpose of reading convenience and cannot be used in order to interpret the Agreement.
     11.9. The present Agreement is drawn up in Russian.
     11.10. All changes, annexes, additions to the present Agreement shall be valid only if are drawn up in writing and signed by the authorized representatives of the Parties.
     11.11. All appendices to the present Agreement are its inalienable part.
     11.12. The present Agreement is drawn up in two original copies, both of them are identical and have equal legal force. Each of the Parties receives one full copy of the present Agreement.



Section 12. REGISTERED ADDRESSES AND BANK DETAILS OF THE PARTIES
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The Supplier:                                 The Buyer:
-------------                                 ----------
JV [Lion Gri] Ltd.                            [FIRM [RUSIMPORT] LTD.
Moldova, Chisinau city, MD-2029,              Russia, 127410, Moscow city,
801 Muncesti str.                             79A Altufievskoe Highway, bldg. 25
[Bank Account Information]                    [Bank Account Information]




/s / Sonic V.C.                                /s/ Borodko G.L.
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